Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of October 7, 2013, is entered into among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), STAG INDUSTRIAL, INC., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) on behalf of the various lenders (the “Lenders”) under the Credit Agreement set forth below, the Swing Line Lender and the L/C Issuer, and the Lenders.

WHEREAS, the Borrower, Parent, Lenders, and the Administrative Agent have entered into a certain Credit Agreement dated as of September 10, 2012, as amended by that certain First Amendment to Credit Agreement dated as of February 13, 2013 (as amended, the “Credit Agreement”; unless otherwise defined herein, capitalized terms shall have the meaning provided in the Credit Agreement); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Credit Agreement, the parties hereto agree as follows:

1.                                      The definition of “Applicable Rate” is hereby deleted in its entirety and shall be replaced by the following:

“Applicable Rate” means the following:

A. Unless and until the Rating Conditions have been satisfied, with respect to any Loan, the following percentages per annum determined according to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 7.02(a):

Leveraged Based Pricing Grid Revolving Loan:

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Letters of Credit	Eurodollar Rate Applicable Margin	Base Rate Applicable Margin
1	< 40%	1.45%	1.45%	.45%
2	> 40% but < 45%	1.50%	1.50%	.50%
3	> 45% but < 50%	1.70%	1.70%	.70%
4	> 50% but < 55%	1.85%	1.85%	.85%
5	> 55%	2.05%	2.05%	1.05%

Leveraged Based Pricing Grid Term Loan:

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Applicable Margin	Base Rate Applicable Margin
1	< 40%	1.40%	.40%
2	> 40% but < 45%	1.45%	.45%
3	> 45% but < 50%	1.65%	.65%
4	> 50% but < 55%	1.80%	.80%
5	> 55%	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of Required Lenders, Pricing Level 5 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered, provided that if such request is not delivered within thirty (30) days of the date such Compliance Certificate was due, Pricing Level 5 shall apply as of the date of delivery of such request, and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

or

B.                                    If and when the Rating Conditions have been satisfied:

(i)                                     with respect to any Revolving Loan, the following percentages per annum, based upon the Debt Rating as set forth below (determined in accordance with the Revolving Loan Pricing Grid set forth below);

(ii)                                  with respect to any Term Loan, the following percentages per annum, based upon the Debt Rating as set forth below (determined in accordance with the Term Loan Pricing Grid set forth below); and

(iii)                               with respect each Letter of Credit, the Eurodollar Rate Applicable Margin (Revolver), based upon the Debt Rating as set forth below (determined in accordance with the Revolving Loan Pricing Grid set forth below);

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Revolving Loan Pricing Grid:

Debt Rating	Pricing Level	Letters of Credit	Eurodollar Rate Applicable Margin (Revolver)	Base Rate Applicable Margin (Revolver)	Facility Fee Rate (Revolver)
>A-/A3	1	0.925%	0.925%	0.00%	0.125%
>BBB+/ Baa1	2	1.00%	1.00%	0.00%	0.15%
>BBB/Baa2	3	1.10%	1.10%	0.10%	0.20%
>BBB-/Baa3	4	1.35%	1.35%	0.35%	0.30%
<BBB-/Baa3	5	1.70%	1.70%	0.70%	0.35%

Term Loan Pricing Grid:

Applicable Rate

Debt Rating	Pricing Level	Base Rate Applicable Margin (Term)	Eurodollar Rate (Term)
>A-/A3	1	0.05%	1.05%
>BBB+/ Baa1	2	0.15%	1.15%
>BBB/Baa2	3	0.30%	1.30%
>BBB-/Baa3	4	0.65%	1.65%
<BBB-/Baa3	5	1.05%	2.05%

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 7.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

2.                                      The definition of “Unused Rate” is hereby deleted in its entirety and shall be replaced by the following:

“Unused Rate” means with respect to the Aggregate Revolving Commitments as of any date, the following percentages per annum based upon the Daily Usage as set forth below:

Daily Usage	Unused Rate
<50%	0.25%
>50%	0.20%

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3.                                      Borrower hereby acknowledges and agrees that it does not have any offsets, defenses, claims, or counterclaims against the Administrative Agent, the L/C Issuer or any Lender or any of their respective affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Credit Agreement, any Loan Document or any other documents executed in connection with the Loan, or otherwise, and that if the Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Administrative Agent, the L/C Issuer or any Lender or any of their respective affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Second Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Administrative Agent, the L/C Issuer and each Lender and their respective affiliates, and their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4.                                      Miscellaneous.

(a)                                 Borrower represents and warrants that there is no Default or Event of Default under the Loan.

(b)                                 This Second Amendment shall be binding upon the Borrower the Administrative Agent, the L/C Issuer and each Lender and their respective successors and assigns and shall enure to the benefit of the Administrative Agent, the L/C Issuer and each Lender and the Borrower and their respective successors and assigns.

(c)                                  Except as amended hereby, the Loan Documents shall remain in full force and effect and are in all respects hereby ratified and affirmed.

(d)                                 The execution of this Agreement and acceptance of any documents related hereto shall not be deemed to be a waiver of any breach, Default or Event of Default under the Loan Documents, whether or not known to the Administrative Agent, the L/C Issuer or any Lender and whether or not existing on the date of this Second Amendment.

(e)                                  Any determination that any provision of this Second Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Second Amendment.

(f)                                   This Second Amendment, together with the agreements, instruments and other documents executed in connection herewith, incorporates all discussions and negotiations between the Borrower, the Administrative Agent, the L/C Issuer and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding.  No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof.  No modification,

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amendment, or waiver of any provision of this Second Amendment or of any provision of any other agreement between the Borrower, the Administrative Agent, the L/C Issuer and each Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party shall be the Lenders, then by a duly authorized officer thereof.

(g)                                  Except as otherwise expressly provided for in this Second Amendment or in the other agreements being executed contemporaneously herewith, all of the terms, conditions and provisions of the Loan Documents shall remain the same.  The Borrower shall continue to comply with all of the terms and conditions of the Loan Documents, as modified hereby or contemporaneously herewith.

(h)                                 All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New York and are intended to take effect as sealed instruments.

(i)                                     The captions of this Second Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties to this Agreement.

(j)                                    In the event of any inconsistency between the provisions of this Second Amendment and the Loan Documents, the provisions of this Second Amendment shall govern and control.

(k)                                 This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Second Amendment.

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It is intended that this Second Amendment be executed as an instrument under seal as of the date first written above.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC,
its General Partner

By:	/s/ Stephen C. Mecke
Name:	Stephen C. Mecke
Title:	Vice President

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:	/s/ Stephen C. Mecke
Name:	Stephen C. Mecke
Title:	Vice President

[Signature page to Second Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Lenders, and as Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Andrew Blomstedt
Name:	Andrew Blomstedt
Title:	Vice President

[Signature page to Second Amendment to Credit Agreement]

LENDERS:	ROYAL BANK OF CANADA, as Lender

	By:	/s/ Brian Gross
	Name:	Brian Gross
	Title:	Authorized Signatory

[Signature page to Second Amendment to Credit Agreement]

WELLS FARGO BANK, N.A., as Lender

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

[Signature page to Second Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew D. Coler
Name:	Andrew D. Coler
Title:	Senior Vice President

[Signature page to Second Amendment to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

[Signature page to Second Amendment to Credit Agreement]

RAYMOND JAMES BANK, N.A., as Lender

By:	/s/ Garrett T. McKinnon
Name:	Garrett T. McKinnon
Title:	Senior Vice President

[Signature page to Second Amendment to Credit Agreement]

TD BANK, N.A., as Lender

By:	/s/ Michael J Pappas
Name:	Michael J Pappas
Title:	Vice President

[Signature page to Second Amendment to Credit Agreement]

REGIONS BANK, as Lender

By:	/s/ Lee Surtees
Name:	Lee Surtees
Title:	Vice President

[Signature page to Second Amendment to Credit Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

[Signature page to Second Amendment to Credit Agreement]